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                                   EXHIBIT 3.2

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             PROCOM TECHNOLOGY, INC.


Alex Razm'joo and Frank Alaghband hereby certify that:

1. They are the President and Secretary, respectively, of Procom Technology, Inc., a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated in their entirety to read as follows:

                                      "NAME

         ONE:  The name of the corporation is:

                             Procom Technology, Inc.

                                     PURPOSE

         TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                AUTHORIZED SHARES

         THREE: The corporation shall have authority to issue seventy-five million (75,000,000) shares of stock, consisting of sixty-five million (65,000,000) shares of common stock, no par value per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, no par value per share (the "Preferred Stock").

                  The Board of Directors is authorized to fix by resolution the designations, powers, preferences and relative, participating, optional or other special rights (including voting rights, if any, and conversion rights, if any), and qualifications, limitations or restrictions thereof, of any such series of Preferred Stock, and the number of shares constituting any such series, or all or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such shares then outstanding. Except as
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         otherwise provided (i) by law, (ii) by these Articles of Incorporation as amended from time to time, or (iii) by resolutions of the Board of Directors fixing the powers and preferences of any class or series of shares as to which the Board of Directors has been expressly vested with authority to fix the powers and preferences, (a) the Common Stock shall possess the full voting power of the Corporation and (b) the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                  Upon the filing in the Office of the Secretary of State of California of these Amended and Restated Articles of Incorporation, each issued and outstanding share of Common Stock shall thereby and thereupon be reclassified as and changed into three shares of Common Stock. Each holder of Common Stock shall be entitled to receive such number of shares of Common Stock resulting from such stock split.

                              NO CUMULATIVE VOTING

         FOUR: No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of this corporation. This provision shall become effective only when this corporation becomes a listed corporation within the meaning of Section
         301.5 of the California General Corporation Law.

                         ELECTION AND TERM OF DIRECTORS

         FIVE: This provision shall become effective only when this corporation becomes a listed corporation within the meaning of Section 301.5 of the General Corporation Law of California.

                  In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9) directors, the Board of Directors shall be divided into two classes, designated Class I and Class II, effective as of the first annual meeting following the date that this corporation becomes a listed corporation within the meaning of Section 301.5 of the General Corporation Law of California (the "Initial Annual Meeting"). Each class shall consist of one-half of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during the fiscal year following the Initial Annual Meeting, and the initial term of office of the directors of Class II shall expire at the annual meeting to be held during the second fiscal year following the Initial Annual Meeting. At each annual meeting, commencing with the first annual meeting following the Initial Annual Meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.


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                  In the event that the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, effective as of the first annual meeting coinciding with or following the division into three classes (the "Effective Date"). Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during the first fiscal year following the Effective Date, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during second fiscal year following the Effective Date and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during the third fiscal year following the Effective Date. At each annual meeting, commencing with the first annual meeting following the Effective Date, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

                  Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

                  At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

                  This provision only may be amended or repealed by the approval of the Board of Directors and the outstanding shares (as defined in Section 152 of the General Corporation Law of California) voting as a single class, notwithstanding Section 903 of the General Corporation Law of California.


                               DIRECTOR LIABILITY

         SIX: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                            INDEMNIFICATION OF AGENTS


         SEVEN: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of California) to the fullest extent

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         permissible under California law, in excess of that indemnification otherwise permitted by Section 317 of the General Corporation Law of California."



3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of the shareholders of this corporation in accordance with Sections 902 and 903 of the General Corporation Law of California. The total number of outstanding shares of each class and series entitled to vote with respect to the foregoing amendment and restatement of articles of incorporation was 3,000,000 shares of Common Stock. There are no shares outstanding of Preferred Stock of this corporation of any class or series. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED:  October ___, 1996


                                                              _________________
                                                              Alex Razmjoo
                                                              President


                                                              _________________
                                                              Frank Alaghband
                                                              Secretary



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